Exhibit 10.2

Execution Version

CONSENT NO. 3 AND AMENDMENT NO. 3 TO CREDIT AGREEMENT

This CONSENT NO. 3 AND AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of July 29, 2021 (this “Agreement”), is entered into by and among BKRF HCB, LLC, a Delaware limited liability company (the “Borrower”), BKRF HCP, LLC, a Delaware limited liability company (“Holdings”), Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent (in such capacity, the “Administrative Agent”), and the Lenders party hereto, constituting 100% of the Lenders to the Credit Agreement (as defined below) (the “Signatory Lenders”). As used in this Agreement, capitalized terms which are not defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement unless otherwise specified.

WITNESSETH

WHEREAS, the Borrower, Holdings, the Administrative Agent, Orion Energy Partners TP Agent, LLC, in its capacity as the collateral agent, and each Lender from time to time party thereto have entered into that certain Credit Agreement, dated as of May 4, 2020 (as amended, amended and restated, modified and supplemented on or prior to the date hereof, the “Credit Agreement” and the Credit Agreement as expressly amended by this Agreement, the “Amended Credit Agreement”);

WHEREAS, the Borrower and the Lenders entered into the Credit Agreement and the OpCo Borrower and the OpCo Senior Lenders entered into the OpCo Senior Credit Agreement based on certain estimated costs to install, develop and construct the Project;

WHEREAS, the (i) Borrower has requested an increase in Commitments under the Credit Agreement as specified in Section 1 below and (ii) OpCo Borrower has requested an increase in commitments under the OpCo Senior Credit Agreement, in each case, to cover certain additional costs of installing, developing and constructing the Project;

WHEREAS, one of the Lenders identified on such Lender’s signature page as an “Upsizing Lender” (the “Upsizing Lender”) is willing to provide the increased Commitments subject to the terms herein and in the Amended Credit Agreement;

WHEREAS, the OpCo Borrower desires to amend the OpCo Senior Credit Agreement pursuant to that certain Amendment No. 5 to Credit Agreement, to be dated as of the date hereof (the “OpCo Amendment”), by and among the OpCo Borrower, OpCo Pledgor, the Project Company, OpCo Senior Administrative Agent and the OpCo Senior Lenders party thereto, to provide for, inter alia, an increase in commitments under the OpCo Senior Credit Agreement;

WHEREAS, pursuant to Section 6.09(c) of the Credit Agreement, without the prior written consent of the Required Lenders, the Borrower shall not cause or permit any OpCo Loan Party to, directly or indirectly amend, modify, supplement or grant a consent, approval or waiver under, or cause or permit or consent to the amendment, modification, supplement, consent, approval or waiver of any provision of the OpCo Senior Financing Documents, except to the extent any such amendment, modification, supplement, consent, approval or waiver could not reasonably be expected to be materially adverse to the Loan Parties or the Lenders; and

WHEREAS, pursuant to this Agreement, the Borrower has requested, and the parties hereto have agreed, subject to the satisfaction of the conditions precedent set forth in this Agreement, to consent to the OpCo Amendment.

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NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Upsized Commitments.

(a)          Subject to the satisfaction of all of the conditions precedent set forth in Section 4 hereof, as of the Third Amendment Effective Date, the Upsizing Lender hereby:

(i)          severally commits to make one or more Loans to the Borrower pursuant to the provisions of, and subject to the conditions contained in, the Amended Credit Agreement in an amount up to the commitment amount set forth next to such Lender’s name on Exhibit A attached hereto under the caption “Upsized Commitments”; and

(ii)         agrees, subject to the satisfaction of the conditions set forth in Section 4.02 of the Amended Credit Agreement and the other provisions of the Financing Documents, to make Loans to the Borrower pursuant to the Amended Credit Agreement from time to time after the Third Amendment Effective Date and during the Availability Period in an amount equal to the commitment amount set forth next to such Lender’s name on Exhibit A attached hereto under the caption “Upsized Commitments” (the “Upsized Commitments”).

(b)           Subject to the satisfaction of all the conditions precedent set forth in Section 4 hereof, as of the Third Amendment Effective Date, each Lender (including the Upsizing Lender) and each of the Loan Parties hereby:

(i)          consents to the incurrence by Borrower of the Upsized Commitments (including any Loans incurred in respect thereof);

(ii)         agrees that the Upsized Commitments, and any Loans incurred in respect thereof, shall be Commitments and Loans for all purposes under the Credit Agreement;

(iii)        in the case of each Lender, reaffirms its commitment to make, without duplication of prior commitments and subject to the satisfaction of the conditions set forth in the Financing Documents (including Section 4.02 of the Amended Credit Agreement), Loans to the Borrower pursuant to the Amended Credit Agreement from time to time after the Third Amendment Effective Date and during the Availability Period in an amount equal to the commitment amount set forth next to such Lender’s name on Exhibit A attached hereto under the caption “Remaining Unfunded Commitments (including Upsized Commitment)”;

(iv)        agrees that the Upsizing Lender shall fund a non-ratable portion of the immediately succeeding incurrence of Loans by the Borrower in an amount that would result in each Lender having funded the same proportion of Loans as its proportion of Commitments, which amount is specified in Exhibit A; and

(v)         consents to the OpCo Loan Parties’ entry into the OpCo Amendment and each of the transactions contemplated thereunder.

2.           Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, as of the Third Amendment Effective Date, the Borrower, the other Loan Parties, the Administrative Agent and the Signatory Lenders, who constitute all of the Lenders under the Credit Agreement, hereby agree that the Credit Agreement is amended as follows:

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(a)          Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions:

“Third Amendment” means that certain Amendment No. 3 to Credit Agreement, dated as of July 29, 2021, by and among the Borrower, Holdings, the Administrative Agent and the Required Lenders.

“Third Amendment Effective Date” has the meaning assigned to such term in the Third Amendment.

(b)          Annex I to the Credit Agreement is hereby deleted and replaced in its entirety as set forth in Exhibit A attached hereto.

(c)          The reference to “July 30, 2021” is hereby changed to “September 15, 2021” in Section 5.32(a) of the Credit Agreement.

3.           Consent No. 2 and Amendment No. 2 Fees.

(a)          Section 5 of Consent No. 2 and Amendment No. 2 to the Credit Agreement, dated as of March 26, 2021 (“Consent No. 2 and Amendment No. 2”), requires the Borrower to pay to each Lender on the earlier to occur of (i) July 30, 2021 and (ii) the date Sponsor completes an Additional Capital Raise, in either case, the Amendment & Consent Premium (as defined in Amendment No. 3 and hereinafter referred to as the “Amendment & Consent Premium”) in an amount equal to 1.00% of the Commitments and Loans of such Lender (such earlier date, the “Prior Premium Deadline”). The Amendment & Consent Premium was earned by each Lender on the date of Consent No. 2 and Amendment No. 2.

(b)          The parties hereto acknowledge and agree that (i) the Prior Premium Deadline shall not apply and Amendment & Consent Premium shall be payable the earlier to occur of (x) September 15, 2021 and (y) the date Sponsor completes an Additional Capital Raise, (i) the Amendment & Consent Premium shall be paid in warrants issued by the Sponsor on the terms set forth in Exhibit B (each such warrant, a “GCEH Warrant” and collectively, the “GCEH Warrants”) (which, for the avoidance of doubt, supersedes Exhibit A to Consent No. 2 and Amendment No. 2) and (ii) the GCEH Warrants must be issued in accordance with the term sheet set forth in Exhibit B, and any failure by the Sponsor to issue GCEH Warrants on the dates set forth in Exhibit B and otherwise in accordance with Exhibit B shall constitute an immediate Event of Default under the Amended Credit Agreement.

(c)          The Borrower hereby agrees that the premium payable under this Section 4 shall be paid without set-off, deduction or counterclaim and free and clear of, and without deduction by reason of, any taxes.

(d)          All fees and premiums hereunder, once paid, are nonrefundable and are in addition to and not creditable against any other fee or premium payable to any Lender and/or its affiliates in connection with the transactions contemplated by the Amended Credit Agreement or otherwise.

(e)          For U.S. federal income tax purposes, the Amendment and Consent Premium shall be treated as a payment on the loan made pursuant to the Credit Agreement (in accordance with the ordering provisions of Treasury Regulations Section 1.1275-2(a)). The Administrative Agent shall determine the portion of the Amendment & Consent Premium and the value to be ascribed to such Amendment & Consent Premium for U.S. federal income tax reporting purposes, and shall communicate such determination to the parties hereto. The Parties agree to file tax returns consistent with such treatment.

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4.           Representations and Warranties. Each Loan Party hereby represents and warrants to the other parties hereto that:

(a)          Each Loan Party has full corporate, limited liability company or other organizational powers, authority and legal right to enter into, deliver and perform its respective obligations under this Agreement, and has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance by it of this Agreement. This Agreement has been duly executed and delivered by the Loan Parties, is in full force and effect and constitutes a legal, valid and binding obligation of the Loan Parties, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited (i) by Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(b)          The execution, delivery and performance by each Loan Party of this Agreement does not and will not (i) conflict with the Organizational Documents of such Loan Party, (ii) conflict with or result in a breach of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other instrument or agreement to which such Loan Party is a party or by which it is bound or to which such Loan Party’s property or assets are subject, except where such contravention or breach could not reasonably be expected to be material and adverse to the Loan Parties or Lenders, (iii) conflict with or result in a breach of, or constitute a default under, in any material respect, any Applicable Law, except where such contravention or breach could not reasonably be expected to have a Material Adverse Effect, or (iv) with respect to each Loan Party, result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of such Loan Party’s property or the Collateral.

(c)          After giving effect to the amendments set forth in this Agreement, no Default or Event of Default has occurred and is continuing or would result from the transactions contemplated in this Agreement.

(d)          After giving effect to the amendments set forth in this Agreement, the representations and warranties of each of the Loan Parties set forth in Article III of the Credit Agreement and in each other Financing Document are true and correct in all material respects (except where already qualified by materiality or Material Adverse Effect, in which case, such representations and warranties are true and correct in all respects) on and as of the Third Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

5.           Effectiveness; Conditions Precedent. This Agreement, including the Upsized Commitments, shall become effective on the first date on which each of the following conditions have been satisfied or waived (such date, the “Third Amendment Effective Date”):

(a)          This Agreement shall have been executed by the Administrative Agent, the Loan Parties and the Signatory Lenders and the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

(b)          Borrower has arranged for payment on the Third Amendment Effective Date of all reasonable and documented out-of-pocket fees and expenses then due and payable pursuant to the Financing Documents.

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(c)          After giving effect to the amendments set forth in this Agreement, the representations and warranties of each of the Loan Parties set forth in the Financing Documents shall be true and correct in all material respects (except where already qualified by materiality or Material Adverse Effect, in which case, such representations and warranties shall be true and correct in all respects) on and as of the Third Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(d)          After giving effect to the amendments set forth in this Agreement, no Default or Event of Default shall have occurred and be continuing as of the Third Amendment Effective Date.

6.           Reaffirmation of Guarantees and Security Interests.

The Borrower and Holdings (each, a “Reaffirming Party”) hereby acknowledges that it (a) has reviewed the terms and provisions of this Amendment, (b) consents to the amendments to the Credit Agreement effected pursuant to this Amendment and consents to the terms, conditions and other provisions of this Amendment, and (c) consents to each of the transactions contemplated hereby. Each Reaffirming Party hereby confirms that each Financing Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Financing Documents the payment and performance of all Obligations under and as defined in the Amended Credit Agreement (including all such Obligations as amended and reaffirmed pursuant to this Amendment) under each of the Financing Documents to which it is a party.

Without limiting the generality of the foregoing, each Reaffirming Party hereby confirms, ratifies and reaffirms its payment obligations, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Financing Documents to which it is a party. For the avoidance of doubt, nothing in this Amendment shall constitute a new grant of security interest. Each Reaffirming Party hereby confirms that no additional filings or recordings need to be made, and no other actions need to be taken, by such Reaffirming Party as a consequence of this Amendment in order to maintain the perfection and priority of the security interests created by the Financing Documents to which it is a party.

Each Reaffirming Party acknowledges and agrees that each of the Financing Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its payment obligations, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of such Financing Documents shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any of the transactions contemplated hereby.

7.           Miscellaneous.

(a)          Effect of Amendments. From and after the Third Amendment Effective Date, the Credit Agreement shall be construed after giving effect to the amendments set forth in Section 2 hereof and all references to the Credit Agreement in the Financing Documents shall be deemed to refer to the Amended Credit Agreement.

(b)          No Other Modification. Except as expressly modified by this Agreement, the Credit Agreement and the other Financing Documents are and shall remain unchanged and in full force and effect, and nothing contained in this Agreement shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, or any of the other parties, or shall alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement which are not by the terms of this Agreement being amended, or alter, modify or amend or in any way affect any of the other Financing Documents.

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(c)          Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

(d)          Incorporation by Reference. Sections 10.07 (Severability), 10.11 (Headings), 10.09 (Governing Law; Jurisdiction; Etc.) and 10.17 (Electronic Execution of Assignments and Certain Other Documents) of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

(e)          Financing Document. This Agreement shall be deemed to be a Financing Document.

(f)           Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Amended Credit Agreement and the other Financing Documents to which a Loan Party is party constitute the entire contract between and among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or scanned electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(g)          Electronic Signatures. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)          Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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(i)          Release. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT, EACH OF THE LOAN PARTIES AND THEIR RESPECTIVE SUCCESSORS-IN-TITLE AND ASSIGNEES AND, TO THE EXTENT THE SAME IS CLAIMED BY RIGHT OF, THROUGH OR UNDER ANY OF THE LOAN PARTIES, FOR THEIR RESPECTIVE PAST, PRESENT AND FUTURE EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, MANAGERS, AND TRUSTEES (EACH, A “RELEASING PARTY,” AND COLLECTIVELY, THE “RELEASING PARTIES”), DOES HEREBY REMISE, RELEASE AND DISCHARGE, AND SHALL BE DEEMED TO HAVE FOREVER REMISED, RELEASED AND DISCHARGED, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, AND THE ADMINISTRATIVE AGENT’S AND EACH LENDER’S RESPECTIVE SUCCESSORS-IN-TITLE, LEGAL REPRESENTATIVES AND ASSIGNEES, PAST, PRESENT AND FUTURE OFFICERS, DIRECTORS, AFFILIATES, SHAREHOLDERS, MEMBERS, MANAGERS, TRUSTEES, AGENTS, EMPLOYEES, BOARD OBSERVERS, CONSULTANTS, EXPERTS, ADVISORS, ATTORNEYS AND OTHER PROFESSIONALS AND ALL OTHER PERSONS AND ENTITIES TO WHOM ANY OF THE FOREGOING WOULD BE LIABLE IF SUCH PERSONS OR ENTITIES WERE FOUND TO BE LIABLE TO ANY RELEASING PARTY, OR ANY OF THEM (COLLECTIVELY HEREINAFTER, THE “RELEASED PARTIES”), FROM ANY AND ALL MANNER OF ACTION AND ACTIONS, CAUSE AND CAUSES OF ACTION, CLAIMS, CHARGES, DEMANDS, COUNTERCLAIMS, OFFSET RIGHTS, RIGHTS OF RECOUPMENT, DEFENSES, SUITS, DEBTS, DUES, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, SPECIALTIES, COVENANTS, CONTRACTS, CONTROVERSIES, DAMAGES, JUDGMENTS, EXPENSES, EXECUTIONS, LIENS, CLAIMS OF LIENS, CLAIMS OF COSTS, PENALTIES, ATTORNEYS’ FEES, OR ANY OTHER COMPENSATION, RECOVERY OR RELIEF ON ACCOUNT OF ANY LIABILITY, OBLIGATION, DEMAND OR CAUSE OF ACTION OF WHATEVER NATURE, WHETHER IN LAW, EQUITY OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY SO CALLED “LENDER LIABILITY” CLAIMS, INTEREST OR OTHER CARRYING COSTS, PENALTIES, LEGAL, ACCOUNTING AND OTHER PROFESSIONAL FEES AND EXPENSES AND INCIDENTAL, CONSEQUENTIAL AND PUNITIVE DAMAGES PAYABLE TO THIRD PARTIES, OR ANY CLAIMS FOR AVOIDANCE OR RECOVERY UNDER ANY OTHER FEDERAL, STATE OR FOREIGN LAW EQUIVALENT), WHETHER KNOWN OR UNKNOWN, FIXED OR CONTINGENT, JOINT AND/OR SEVERAL, SECURED OR UNSECURED, DUE OR NOT DUE, PRIMARY OR SECONDARY, LIQUIDATED OR UNLIQUIDATED, CONTRACTUAL OR TORTIOUS, DIRECT, INDIRECT, OR DERIVATIVE, ASSERTED OR UNASSERTED, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, NOW EXISTING, HERETOFORE EXISTING OR WHICH MAY HERETOFORE ACCRUE AGAINST ANY OF THE RELEASED PARTIES SOLELY IN THEIR CAPACITIES AS SUCH UNDER THE FINANCING DOCUMENTS, WHETHER HELD IN A PERSONAL OR REPRESENTATIVE CAPACITY, AND WHICH ARE BASED ON ANY ACT, FACT, EVENT OR OMISSION OR OTHER MATTER, CAUSE OR THING OCCURRING AT OR FROM ANY TIME PRIOR TO AND INCLUDING THE DATE HEREOF IN ANY WAY, DIRECTLY OR INDIRECTLY ARISING OUT OF, CONNECTED WITH OR RELATING TO THE AMENDED CREDIT AGREEMENT OR ANY OTHER FINANCING DOCUMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND ALL OTHER AGREEMENTS, CERTIFICATES, INSTRUMENTS AND OTHER DOCUMENTS AND STATEMENTS (WHETHER WRITTEN OR ORAL) RELATED TO ANY OF THE FOREGOING (EACH, A “CLAIM,” AND COLLECTIVELY, THE “CLAIMS”), IN EACH CASE, EXCLUDING ANY CLAIM TO THE EXTENT SUCH CLAIM AROSE OUT OF, OR WAS CAUSED BY, THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, OR MATERIAL BREACH OF THE AMENDED CREDIT AGREEMENT OR ANY OTHER FINANCING DOCUMENT BY, SUCH RELEASED PARTIES. EACH RELEASING PARTY FURTHER STIPULATES AND AGREES WITH RESPECT TO ALL SUCH CLAIMS, THAT IT HEREBY WAIVES ANY AND ALL PROVISIONS, RIGHTS, AND BENEFITS CONFERRED BY ANY LAW OF ANY STATE OF THE UNITED STATES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized signatories as of the day and year first above written.

BKRF HCB, LLC,
as the Borrower

By:	/s/ Richard Palmer
Name: Richard Palmer
Title: President

BKRF HCP, LLC,
as Holdings

By:	/s/ Richard Palmer
Name: Richard Palmer
Title: President

[Signature Page to Amendment No. 3 to Credit Agreement]

ORION ENERGY PARTNERS TP AGENT, LLC,
as Administrative Agent

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

[Signature Page to Amendment No. 3 to Credit Agreement]

ORION ENERGY CREDIT OPPORTUNITIES FUND II, L.P.,
as a Lender

By: Orion Energy Credit Opportunities Fund II GP, L.P., its general partner

By: Orion Energy Credit Opportunities Fund II Holdings, LLC, its general partner

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES FUND II PV, L.P.,
as a Lender

By: Orion Energy Credit Opportunities Fund II GP, L.P., its general partner

By: Orion Energy Credit Opportunities Fund II Holdings, LLC, its general partner

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

[Signature Page to Amendment No. 3 to Credit Agreement]

ORION ENERGY CREDIT OPPORTUNITIES FUND II GPFA, L.P.,
as a Lender

By: Orion Energy Credit Opportunities Fund II GP, L.P., its general partner

By: Orion Energy Credit Opportunities Fund II Holdings, LLC, its general partner

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES GCE CO-INVEST, L.P.,
as a Lender and Upsizing Lender

By: Orion Energy Credit Opportunities Fund II GP, L.P., its general partner

By: Orion Energy Credit Opportunities Fund II Holdings, LLC, its general partner

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

[Signature Page to Amendment No. 3 to Credit Agreement]

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY, as Lender
RELIASTAR LIFE INSURANCE COMPANY,
as a Lender

By: Voya Investment Management LLC, as Agent

By:	/s/ Edward Levin
Name: Edward Levin
Title: Senior Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

LIF AIV 1, L.P.,
as a Lender

By: GCM Investments GP, LLC, its General Partner

By:	/s/ Todd Henigan
Name: Todd Henigan
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

Exhibit A

to Amendment nO. 3

ANNEX I

TO

CREDIT AGREEMENT

Commitments and Existing Loans

	Outstanding Commitments as of Amendment No. 3	Upsized Commitment	Remaining Unfunded Commitments (including Upsized Commitment)
Orion Energy Credit Opportunities Fund II, L.P.	$2,605,839	$0	$2,605,839
Orion Energy Credit Opportunities Fund II PV, L.P.	$4,187,442	$0	$4,187,442
Orion Energy Credit Opportunities Fund II GPFA, L.P.	$256,719	$0	$256,719
Orion Energy Credit Opportunities GCE Co-Invest, L.P.	$17,700,000	$600,000	$18,300,000
Orion Energy Credit Opportunities Fund III PV, L.P.	$1,974,300	$0	$1,974,300
Orion Energy Credit Opportunities Fund III GPFA, L.P.	$179,427	$0	$179,427
Orion Energy Credit Opportunities Fund III, L.P.	$4,794,194	$0	$4,794,194
Orion Energy Credit Opportunities Fund III GPFA PV, L.P.	$102,079	$0	$102,079
LIF AIV 1, L.P.	$25,000,000	$0	$25,000,000
Voya Retirement Insurance and Annuity Company	$6,700,000	$0	$6,700,000
ReliaStar Life Insurance Company	$3,300,000	$0	$3,300,000
Total	$66,800,000	$600,000	$67,400,000

Exhibit B

to Amendment nO. 3

GCEH Warrants Term Sheet

Issuer	Global Clean Energy Holdings, Inc. (“GCEH”)
Premium Amounts

Pursuant to Amendment No. 3 to the Credit Agreement, each of the Lenders, the Opco Senior Lenders or their respective Affiliates or designees (such person, a “Lender Equity Recipient”) were awarded the right to receive a premium equal to such Lender Equity Recipient’s ratable share of 1.00% multiplied by the commitments and loans under the Credit Agreement, which fee shall be payable in equity of GCEH (the “Amendment No. 3 Premium”).

An amount of GCEH Warrants shall be issued to pay the Amendment No. 3 Premium in accordance with the following formula:

i.            If on any date prior to September 15, 2021, GCEH completes an equity raise transaction in an aggregate amount equal to or greater than $10 million (a “Material Equity Raise”), Borrower (as defined in the Credit Agreement) will cause GCEH to issue GCEH Warrants to the Lender Equity Recipients, the amount of such GCEH Warrants to be determined in accordance with the following formula: (a) an amount equal to the Amendment No. 3 Premium divided by (b) the price paid in respect of GCEH’s Common Shares in such Material Capital Raise.

ii.         If after September 15, 2021, any portion of the Amendment No. 3 Premium remains unpaid, then Borrower will cause GCEH to issue additional warrants to the Lender Equity Recipients, the amount of such warrants to be determined in accordance with the following formula: (a) the unpaid Amendment No. 3 Premium divided by (b) the trailing ten (10) day volume weighted average price of GCEH’s Common Stock as of the trading day immediately prior to the issuance date.

All such GCEH Warrants shall be issued to each Lender Equity Recipient on a ratable basis based on the loans and commitments of the applicable Lender or Opco Senior Lender, as determined by the Administrative Agent, acting reasonably.

Exercise Price and Mechanics	The GCEH Warrants shall be exercisable, in whole or in part, either upon payment of the exercise price in cash (which, if in cash, shall be $0.01), or by cashless exercise, at the option of the Lender Equity Recipients.

Exercise Period	The GCEH Warrants shall be exercisable from and after April 1, 2022 through the date that is two years after the Term Conversion Date (as defined in the Credit Agreement).
Warrant Protections	The GCEH Warrants shall contain provisions protecting the Lender Equity Recipients from stock dividends, splits and certain other fundamental transactions (such as mergers, acquisitions, changes of control and/or sales).
Rights upon Distributions	The Lender Equity Recipients shall have the right to participate in any dividend or other distribution to holders of shares of Common Stock to the same extent that the Lender Equity Recipients would have participated therein if the Lender Equity Recipients had held the number of shares of Common Stock acquirable upon complete exercise of the GCEH Warrants immediately before the date on which a record is taken for such dividend or other distribution.
Transferability of Warrants	Freely transferable, subject to applicable securities laws.
Limitations on Exercise	Notwithstanding anything to the contrary contained herein, the GCEH Warrants shall not be exercisable if the Lender Equity Recipients together with any other “attribution parties” collectively would beneficially own in the aggregate in excess of 9.99% (the “Maximum Percentage”) of the number of shares of common stock of GCEH outstanding immediately after giving effect to such exercise. For purposes of the foregoing, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). At any time, upon written notice to GCEH, a Lender Equity Recipients may increase or decrease the Maximum Percentage to any other percentage; provided that any increase to the Maximum Percentage shall not be effective until the sixty-first (61st) day after such written notice is delivered to GCEH.
Registration Rights	Customary registration rights to be agreed.
Other Terms of GCEH Warrants	The other terms of the GCEH Warrants shall be mutually agreed.